AGREEMENT



      IT IS AGREED that effective October 1, 1998 between Delta Petroleum Corporation ("Delta") and Amber Resources Company ("Amber") that, subsequent to October 1, 1998, all management-related and general and administrative costs of Amber and Delta, except direct costs for a) LOE's; b) royalties; and c) similar company specific items shall be borne by Delta for which Amber shall pay Delta $25,000 on a quarterly basis.



                              AMBER RESOURCES COMPANY


                              BY: s/Roger A. Parker
                                   Authorized Officer


                              DELTA PETROLEUM CORPORATION


                              BY: s/Aleron H. Larson, Jr.
                                   Authorized Officer